EXHIBIT 99.3

FINAL TRANSCRIPT

LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Event Date/Time: Aug. 09. 2011 / 1:00PM GMT

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

CORPORATE PARTICIPANTS

Mark Carter

Snyders Lance Inc - VP Strategic Initiatives & IR

David Singer

Snyders Lance Inc - President and CEO

Carl Lee

Snyders Lance Inc - President and COO

Rick Puckett

Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

CONFERENCE CALL PARTICIPANTS

Scott Mushkin

Jefferies & Company - Analyst

Brett Hundley

BB&T Capital Markets - Analyst

Akshay Jagdale

KeyBanc Capital Markets - Analyst

Mitchell Pinheiro

Janney Montgomery Scott - Analyst

Ann Gurkin

Davenport & Company - Analyst

Joseph Gabelli

Gabelli & Co. - Analyst

Ed Aaron

RBC Capital Markets - Analyst

Michael Gallo

C.L. King & Associates, Inc. - Analyst

PRESENTATION

Operator

Good morning. My name is Therese and I will be your conference Operator today. At this time I would like to welcome everyone to the second quarter 2011 earnings call. All lines have been placed on mute to prevent any background noise. After the speakers remarks there will be a question-and-answer session. (Operator Instructions). Thank you.

I would now like to turn the call over to Mark Carter, Vice President of Strategic Initiatives and Investor Relations. Thank you and go ahead, Mark.

Mark Carter - Snyders Lance Inc - VP Strategic Initiatives & IR

Thank you Therese and good morning everyone. With me today are Dave Singer, Chief Executive Officer; Carl Lee, President and Chief Operating Officer; and Rick Puckett, Executive Vice President and Chief Financial Officer of Snyder’s-Lance Incorporated. In today’s call, Dave, Carl and Rick will discuss our 2011 second quarter results as well as estimates for the full year. As a reminder we are web casting this conference call including the supporting slide presentation on our website at www.lanceinc.com.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Before we begin I would like to point out that during today’s presentations management may make forward-looking statements about our Company’s performance. Please refer to the Safe Harbor language included in each of our presentations. I will now turn the call over to Dave Singer, Chief Executive Officer to begin management’s comments.

David Singer - Snyders Lance Inc - President and CEO

Thanks Mark. Good morning and welcome everybody. This is only our second full quarter as a combined Company and we are really making a lot of progress. Although quarter two was a really difficult environment, it was a weak economy, consumer confidence was under pressure, and retailers were looking very hard to provide value despite rising cost. And in this environment, our profit margins it were scrutinized and squeezed. However, we delivered solid sales growth in our key brands and I am very pleased with our progress words integration.

We’ve got quite a few things to be excited about. Our integration and conversion of our Company owned routes to independent operator model’s remains on track and should be completed in midyear 2012. The commitments we are getting to purchase routes, the ones that we have offered for sale, have exceeded our expectations and we expect to continue to see the same strong response as we continue through the remaining markets. In our press release earlier today we announced the acquisition of an important DSD distributor in our core Northeastern market.

Carl will share more details on these and other important initiatives as well as some insights into revenues in a few moments, but let me first talk a little bit about our second-quarter. With the exception of private brands, the Company’s sales and profitability are generally in line with our expectations. Earnings pressure in quarter two was largely due to a lag in pricing realized compared to the cost of commodities for our private brands products. We expect our private brands margins to improve as new pricing actions to offset these increased costs became effective during the third quarter. Although we lowered our full-year EPS and revenue targets in light of this pressure on our private brands business, I firmly believe that Snyder’s-Lance is positioning itself to deliver accelerated growth and wider profit margins across the board as the work of integration is completed.

As we continue through the balance of this year we will engage in a significant amount of change and transformation, but I would like to remind everyone of the reasons that we believe that the work we are doing will lead to increased shareholder value. Our product portfolio contains leading iconic brands of consumer preferred products, such as such as our Snyder’s of Hanover pretzels, our Lance sandwich crackers and our Cape Cod kettle chips. Our integration plans are on track and will position us to leverage the power of a national DSD network fueled by our great products and our strong independent operator partners.

Our balance sheet is strong and we have the resources to support investment in organic growth and to continue our growth through acquisition. We continue to provide value-added partnerships to retailers with excellent service and an eye towards growth. We are committed to investing in our business and our capabilities and our capacity. And all the associates here at Snyder’s-Lance are talented and committed to win it. Everyone on our team is working very hard to complete the work of integration while managing the day-to-day business and I am grateful for their dedication and hard work.

I will now turn it over to Carl Lee, our President and Chief Operating Officer, to provide a more detailed update of the quarter’s operations and integration efforts. Carl?

Carl Lee - Snyders Lance Inc - President and COO

Thank you David and good morning everyone and thanks for joining our conference call. I would like to talk to you about our Q2 operational results and provide some more detail around integration.

Beginning first of all with the DSD integration. As you may recall, we are in the process of converting approximately 1300 Company-owned routes to independent operators, or as we referred to an IO model. We’re completing this conversion on a market-by-market basis with the process to convert a group of routes from one market to another, which takes over a three

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Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

month time frame, as we implement our 4 step converting process. At this point, we have hundreds of routes that have started the conversion plan and here are some of the details on the progress so far. At this time, we have converted approximately 750 of our Company-owned routes from their old handheld system to our new handheld system that will support our IO business model. We expect to complete the conversion of the remaining routes over to the IO handheld model by the end of Q4.

The (inaudible) market moves through our three-month conversion process independently of other markets. Only a portion of our routes have been offered for sale so far. But at this time, we have received purchase commitments for approximately 80% of the routes. This purchase commitment is significantly higher than what we have experienced in the past with other similar DSD conversions and this is truly good news. It goes to show the value and upside our employees see in owning their own routes as an independent business owner. We’ve had no major issues with managing the DSD conversions so far and expect to have all the routes sold by the middle of next year.

Additionally, we discussed in the past that we are consolidating a number of our routes from individual stock rooms used for inventory storage into a centralized warehouse. This conversion improves freshness, stock levels, and turns thereby driving higher retail sales all while reducing our investment in inventory. So far we have consolidated approximately 40% of the routes that we plan to move into these common warehouses, or what we like to call sales centers. I am very pleased with the DSD integration work our team has completed so far, and could not be more pleased with the level of purchase commitments we have received so far. I truly believe we are building a great sales organization capable of driving long-term growth through an efficient and execution driven DSD system. We are truly blessed with talented sales leaders who are energized about the future, dedicated IOs who see real growth potential, and a very strong support team helping both of them take care of our customers day in and day out. Overall I’ve never seen a more optimistic and committed sales leadership team than the team we have in place today.

Now switching gears for a second, talking about other integration efforts. Since our last quarterly earnings call we have completed or made good progress on a number of other integration efforts. We completed the SKU rationalization that started in Q1, reducing complexity for our plants, transportation, and our routes. Our sales reporting and other business intelligence systems continue to develop and become more robust as we work on them daily. We have a new trade spend management system that we are developing that will allow us to manage our promotional dollars even more efficiently while providing much more insight into the ROI and our investments. This will be over and above all the gains that we’ve reported during the first half of 2011. We are consolidated our Company transportation network, reflecting the new IO and DC model that we are putting in place as we transition our warehouses and also our support system for logistics and transportation. We have also combined our new product development and innovation initiatives and that effort is off to a very, very good start.

Now synergies in general. Overall we continue to expect synergies from the merger to be in the range of 250 basis points to 300 basis points as previously reported. Major savings will come from DSD, procurement, transportation and many other key areas.

Now taking a look just overall at sales and operational performance. Turning to sales, I am pleased with the performance of our branded products which are up more than 3.5% driving both revenue and very important volume growth. This is especially good when you consider the major DSD transition that we have underway. We continue to invest in our brands with national TV advertising for both Lance sandwich crackers and Snyder’s pretzels plus we are investing in exciting new products as well as store level merchandising to reach new consumers.

Now looking at private brands. Private brands is, of course, where we’ve experienced some headwinds this past quarter. We did have a price — we did have increase in revenue year-over-year as well as solid volume growth for the quarter. We did implement another round of price increases in Q2 in the face of rising commodities, however, we were not able to secure the increases as quickly as needed. While we will see commodity costs negatively impact profits in third quarter, our price increases are now in place and we expect to see some gains in our margins for private brands as we go forward.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Now referring to the acquisition that we mentioned this morning. That’s the acquisition of Greer’s. I am very pleased today to discuss the acquisition and I look forward to our new partnership with the George Greer Company. The Greer Company has been a valuable distributor partner to Snyder’s-Lance for many years, distributing our Cape Cod, Lance and Archway brands across our core markets in Rhode Island, Boston, Cape Cod, and parts of New Hampshire. Obviously these are core markets within our Northeast region and adding 120 new routes will build our DSD capabilities and our execution. The Greer independent operating model will combine with our Snyder’s-Lance routes leading to further improvements in service and selling time at retail. With the acquisition, we expect to build on our great customer service and excellent trade relations that the Greer organization has been known for for years. Integration will begin later this year and is not expected to impact any of our DSD conversion plans that are already underway.

Now looking forward. Our primary focus is to continue to build as we move forward with our integration plans as we continue to implement those on a daily basis. We also continue to build our culture and foster a one-team approach. We also continue to fine-tune the very robust sales and marketing plans we already have in place for 2012. Commodity pressures will continue through the back half of 2011, but we have the pricing in place that will help that we’ll need to help us improve margins of private brands and continue to deliver solid branded results. I’m very grateful to be part of the great team that we have here at Snyder’s-Lance. It’s exciting to see our leaders who are successfully driving a significant integration process while they also manage the day-to-day business as we move forward.

With that I would like to wrap up the integration overview and turn it over to Rick.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Thanks very much Carl and good morning everyone. For my comments, I will be referring to some degree to the presentation that was posted on the website, so if you will follow along of there, I will take you through more detail on these charts.

First of all, as we look at the sales and revenue comparisons, just keeping in mind that this is a comparison of the merged Company in 2011 versus the Lance standalone Company in 2010. So I won’t make a lot of comments about that difference, other than the fact that the major difference is the merger. But as we think about the pro forma kind of comparisons and what Dave and Carl have already said is we did see continued solid growth in our branded categories. Net revenue up in the branded categories was 3.5% over last year with pricing of about 1.9 points of that — 1.9% of that. Solid branded net revenue actually was across all major channels, so we are still seeing good growth in the C-store channel’s as well as all the other channels.

As referenced last quarter, and again in the press release today, pricing for our private brands categories was less than required to cover the increased input costs during the quarter. Actually very little pricing occurred in the second quarter, only about 1.5% on private brands, which was actually similar to that which was recorded in the first quarter. All planned private branded pricing for this year is now in place starting mid-third quarter and will continue to improve margins as we move through the quarter. The non-branded net revenue was up in total 4.3%. Overall net revenue was up 3.9% for the quarter, slightly better than the first quarter. I won’t go into the six months year-to-date, although overall growth for the Company was 3.6% with about 1.1% in price for the branded and non-branded categories.

On the next page you will see some financial summary data. Let me just make a few comments about some of the items on the page. Gross margin was reported at 34.8%. Actually, approximately 170 basis points is directly related to the imbalance between pricing and commodity costs in our private brand products. Trade promotions were down in absolute dollars as well as on a percentage basis improving almost 15% over last year in terms of the efficiency of our promotions. Commodities were approximately $13 million higher this quarter versus the same quarter last year. On a year-to-date basis commodities are up about $20 million over last year and pricing has lagged this increase especially in the private brands as we’ve talked. So, if you think about our initial thoughts on, or our initial guidance as it relates to commodities, we expected this year to be about $50 million or so headwind on commodities. We’ve seen $20 million of that in the first half of the year. So it’s still, in the back half of the year, it will be a little greater because commodities are a little higher.

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Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

On the operating margin side, overall we realized synergies to date of approximately $4 million. Now, this is on track based on what we’ve told you in the past of achieving about 30% of the total synergies this year, with the other 70% coming in 2012. The synergies that we’ve experienced so far to date are primarily focused in the SG&A categories reflecting headcount reductions as well as procurement savings. So at this point we have not changed our expectations on total synergies, as Carl mentioned a few minutes ago. The IO conversion synergies will start to appear in the third quarter but will not be fully realized until middle of next year.

We are currently incurring some duplication, actually, in administrative costs, although less than 20 basis points, as we gear up for the IO conversion as we have duplicate administration costs on — in two systems. We did recorded a charge in the second quarter as you saw for the severance cost of approximately $13 million pre tax. One other comment I would make is our manufactured products operating margins are approximately 7% for the quarter and year-to-date, and this is expected to continue to improve as we fully realize our synergies.

As we think about other key items on our key statistics page, our tax rate, as you saw, was a little higher than our expectation. It was at 35%. We expect the full year to be about 35% to 36.5%. And our diluted shares for the quarter were 68.5 million and 68.2 million on a year-to-date basis.

Just a couple of items on the balance sheet and cash flow. We did see a net debt decrease of about $21 million from the first quarter. We did receive the tax refund that was expected of approximately $7.5 million, and at this point we have not sold any routes through the second quarter as part of the integration. This will start to occur in the third quarter. And as we have mentioned in the past, we expect to receive approximately $40 million to $50 million net of tax over the next 12 months for the sale of routes. This inflow of cash will be applied to the debt. The impairment charge of $10 million pre tax recorded for transportation equipment was reflected as a reduction in fixed assets on the balance sheet. As you can see free cash flow was very positive, $25 million, significantly more than last year and certainly offsetting any dividends that we paid.

Turning now to the estimates for 2011. This is consistent with the press release that we issued on July 22, 2011 and also again this morning. So, we are looking at net revenue of $1.59 billion to $1.63 billion, earnings per share $0.75 to $0.90, and then capital spending in the $60 million to $70 million range.

At this point I will turn it back over to Therese for questions.

QUESTIONS AND ANSWERS

Operator

Thank you.

(Operator Instructions)

Scott Mushkin, Jefferies & Co.

Scott Mushkin - Jefferies & Company - Analyst

Hello, guys. Thanks for taking my questions. Can you hear me okay, I am actually remote today, so hopefully you can you hear me.

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Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Carl Lee - Snyders Lance Inc - President and COO

Yes, we can hear great.

Scott Mushkin - Jefferies & Company - Analyst

I was wondering — you can hear me, great. So, I was wondering, maybe for Carl, if you had — you went through a little bit of the IO conversion, I was wondering if you could maybe give us any granularity on what the expectations are as you do this. Are there expectations there will be some sales decline as you do this, in service levels? I mean, is there any metric that you guys look at to say, hey, this is working, and it is coming in within our expectations? Or, hey, we are not really where we need to be? Besides the 80%, I know, that you referenced, but is there any way as these IO operators get out there in the field, that you’re kind of — what your benchmarking performance as?

Carl Lee - Snyders Lance Inc - President and COO

Scott, we monitor our weekly route averages, we monitor our weekly store levels on services, we also look at individual stores and their sale volumes for the current week versus, say, prior year. So, we have several metrics that we continue to measure our execution and our performance standards to make sure that we are actually improving service and improving our sales through those outlets as we make that conversion to IOs. So, it is a pretty strong, rigorous follow-up plan in place to make sure that we are actually progressing as we make the conversion.

The 80% sales rate, as I mentioned though — that is significantly higher than what we have seen in past conversions. So, that is very good news.

Scott Mushkin - Jefferies & Company - Analyst

So, you’ve done — correct me if I’m wrong, but I think you’ve done the St. Louis area, I think some of Texas, or all of Texas, and you’ve done, Florida, is all Florida done as far as the sales go?

Carl Lee - Snyders Lance Inc - President and COO

As far as the implementation of the transition, you are right, we started west and then we started moving east. So the Texas area, the Kansas City area is where we initially started, we moved east through the southern part of the United States, we have moved through Florida — and so most of those markets, as you mentioned, haven’t gone through their first phase, which is basically the handheld conversion followed by the warehouse conversion and the reengineering.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

So, Scott, none of the routes have been sold yet, as we’ve mentioned. So, that starts to occur in the third quarter.

Scott Mushkin - Jefferies & Company - Analyst

Oh, so none of the routes have been sold yet anywhere?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Not through the second quarter.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

David Singer - Snyders Lance Inc - President and CEO

But we have commitments —

Scott Mushkin - Jefferies & Company - Analyst

Not through the sec—.

David Singer - Snyders Lance Inc - President and CEO

Yes, we have letter signed committing people to buy the routes. That’s the 80% of the routes that have been agreed to be purchased. That’s the 80% Carl mentioned.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

So, what that essentially means is there’s 80% of the routes that are in the process of being sold, so the administration of that.

Scott Mushkin - Jefferies & Company - Analyst

Okay so —.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

It’s sort of like closing on a house, if you will, you’ve got a lot of activity in closing the house. The routes are the same and some of these guys are incorporating at the same time, so time is — it takes a little longer to get to the final cash settlement.

Scott Mushkin - Jefferies & Company - Analyst

So, at this stage, maybe this was in the release or I missed it in the remarks, at this stage, no routes have been sold. When do you expect the first routes to actually be sold in transition hands?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Last week.

Scott Mushkin - Jefferies & Company - Analyst

Okay, last week.

Carl Lee - Snyders Lance Inc - President and COO

Occurring throughout Q3.

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Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

David Singer - Snyders Lance Inc - President and CEO

It will be like a flood. It is all build up, all the paperwork is underway, the commitments to purchase are underway for the ones that are in that stage; and then, as we work our way through the paperwork and get the deals funded, then they will have — the sales take place.

Scott Mushkin - Jefferies & Company - Analyst

And — I’m sure, I don’t want to dominate the call here, but as far as the [leasing] market turmoil, the bank commitments and everything, are we still confident that there’s not going to be any issues here given what’s going on in the marketplace? And then I’ll yield before I get back into the queue because I have a couple more.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Yes, we are confident. We have 3 or 4 sources for independent operators to go to, to fund these routes. All of them are, again, favorable conditions for them. We are very confident.

Operator

Okay, thank you. Heather Jones, BB&T Capital Markets.

Brett Hundley - BB&T Capital Markets - Analyst

Good morning. This is Brett Hundley standing in for Heather. How are you?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Good, Brett.

Brett Hundley - BB&T Capital Markets - Analyst

Rick, thank you for your information during your prepared remarks. Guys, I would like to start with pricing in private label. We have seen your — some of your competitors use wait-outs, and kind of curious about your strategy there against that. You talked about your pricing in Q3 here. Are you using list prices? Wait-outs? Both? Can you speak to that?

Carl Lee - Snyders Lance Inc - President and COO

Yes, this is Carl. I would be glad to address that. I think you mentioned it’s the private brand business, and so obviously you have to work very closely with the retailer on implementing the price changes. In some cases it will be wait-outs. The national brands are headed that way, especially in the cookie section where we do most of our private brand business. So, the cookie section, most of the changes there so far have been on the everyday national brand equivalents, have been indeed wait-outs. So, we are following suit on that. But we also have some list price increases as well on more of our entry price point sandwich cream cookies and others. So, it’s a combination, would be the answer.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Brett Hundley - BB&T Capital Markets - Analyst

All right. Thank you. When do you expect profitability to recover in private label? Specifically to Snyder’s-Lance, when do you see profitability coming back in private label?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

I think it starts, as we have stated in the third quarter, and as we go through the end of this year commodities get a little less expensive. We should see a continued improvement in margins throughout the rest of the year.

Brett Hundley - BB&T Capital Markets - Analyst

Do you think by the end of Q3 and into Q4 that you can be most of the way back — a majority of the way back to recovering margin there?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

As it relates to private brands, I think so, but commodities are still the wildcard, even going into 2012.

Brett Hundley - BB&T Capital Markets - Analyst

Okay. C-store sales, I wanted to get an idea of how they have been trending and if it’s been an area of strength for Lance. I wanted to get an update on this area.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

On C-store?

Brett Hundley - BB&T Capital Markets - Analyst

Yes.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Okay, hold on 1 second. We are actually showing an increase over last year of low double — I’m sorry, low single digits in terms of growth, which is significantly better than it has been in the past. If you will remember through 2009 and 2010 it had been in a declining state, so we are pretty pleased right now with where the C-store and the small format business is.

Carl Lee - Snyders Lance Inc - President and COO

Some of that growth comes from the integration work we have done where we have taken some of the slower moving items that we historically had, replaced them with some of the better moving items that exist from a variety of our new, the new brands that are available between the Snyder’s pretzels and some of our O-Ke-Doke popcorn and a variety of other items that have allowed us to just increase the turnover.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Brett Hundley - BB&T Capital Markets - Analyst

Okay. Okay. Are you seeing any particular strengths or weaknesses in any other channels that you can talk about?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

I think we are seeing good growth across all of our channels. It’s pretty well evenly balanced. C-store has recovered, and even through the SKU rationalization, which hit that channel more than most of the others, we have been able to show growth by taking advantage of our new broader portfolio. Dollar Channel continues to do well, Mass Merchants is doing okay, Supermarkets is doing okay, so we are seeing pretty well balanced growth at the rates that we are seeing our overall brands perform.

Brett Hundley - BB&T Capital Markets - Analyst

Okay. And the last one for me and I will jump back out. I wanted to talk about the 3.5% branded sales growth and I wanted to speak more to the volume piece of that, and get an understanding of, if this is driven more by incremental synergies from the merger, or do you think this is more due to strength from the existing businesses? Thank you.

Carl Lee - Snyders Lance Inc - President and COO

I would say it is a combination of both, but I think a lot of it is coming through a renewed focus we’ve got on our DSD execution and our DSD muscle and using our system for expanding and growing our brands. So, I think that a lot of it is coming from just having more people on the street selling, more routes on the street selling, and just a wider footprint as we go out there and execute day in and day out at retail. And I think that, keep in mind, we are delivering at that rate and we do have a major transition going on, so we have our attentions divided between taking care of our customers with daily service, but also handling the conversion to IOs and then the selling of the routes.

Operator

Does that conclude your conference? Of your question?

David Singer - Snyders Lance Inc - President and CEO

We are ready for the next question, I think, Therese.

Operator

Thank you. Akshay Jagdale, KeyBanc Capital Markets.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Thank you for taking the question. Just wanted to talk about your guidance a little bit and how comfortable you are with it. Just to clarify, so the reduction in your EPS and sales guidance, is that — I just want to confirm that that’s all to do with private brands, right? So, the $7 million or so reduction in the net income guidance is all related to lag in pricing relative to commodity costs on private brands. Is that correct?

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

That’s essentially correct, Akshay.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Okay. So what’s the — I’m just trying to get a sense of your comfort on your guidance now. There is still a wide range. So, can you help me understand what are the variables that could get you to the lower end of guidance and what are the variables that could get you to the higher end of guidance?

David Singer - Snyders Lance Inc - President and CEO

Akshay, this is Dave. When we look at that range of guidance, when we start looking at — there is a lot of uncertainty out there in the economy, there’s a lot of pressure on consumers. We are structured right now where we believe our integration efforts are on track. We feel confident that we are moving forward with those. If that slows down, certainly that’s a risk, but that — our guidance assumes that’s going to continue. We have gotten pricing in place that is behind the guidance, and we have assumptions about volume. Volume certainly is a risk as it relates to the guidance; so, I think if you kind of look at our 2 major things that relate to our guidance and our comfort in the guidance range — or the variability of the guidance range — it is volume and it is executing against the integration plan on time.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Can you help us with volume? What are your expectations, like, what’s the range that you are expecting on volume for the remainder of the year?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Akshay, your point is well taken in terms of the range and the width of the range, and Dave’s points as it relates to the activity that we’ll incur in the third and the fourth quarter are — is actually when the IOs are converting. So, we are going to have quite a bit of activity going on with changing from employee route to an IO route in the third and fourth quarter. But, the volume assumptions that we have in our guidance are similar to we’ve had in the first and second quarter; so, we are not expecting significant increases or declines in volumes across the board as a whole. We do expect in the guidance, and it is certainly reflected in our guidance, the improvement in private brand margins through this pricing. We are also expecting to recover the — or to experience the rest of the synergies that we’ve expected this year as well. So, all of that is incorporated in the guidance that we have out there.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

That’s helpful. One for Carl, again, this may be repetitive from the last call, but I think one of the main concerns that I have heard from investors is that, from an outside perspective, when we’re not running the Company like you are, when we think of a route conversion, and today you said 80% of the routes that you are trying to convert in the first stage have signed these letters of intent. So, if 80% is exceeding your expectations, why does that not lead to a sales impact that is negative? Right? That — to me, I am still not clear on that part of your guidance, which is, when you have a major conversion, why haven’t you guided for sales that will be lower?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

We have.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Apart from the logistical aspect of that $80 million. I’m saying, in terms of your sales growth, your organic sales growth, why wouldn’t it slow down when you have a major conversion?

Carl Lee - Snyders Lance Inc - President and COO

Okay. Thank you for the question. This is Carl. I think that — let me back up and just make sure we are on the same level playing field. We have 100% of our routes operating and servicing our customers today. Okay? So, all of the routes are running as originally planned and will continue to run. 80% of a given market, our associates on these routes today have stepped up and said, I’m willing to sign a letter of intent to buy the route. So, to have 80% commitment from day one to buy the routes is incredible, based on my experience in all my years in DSD. The other 20% — some of those will step forward and buy, probably next week or the week after; some will come in a little bit later and buy; and some will decide it is not right for them, and then we will go look for additional buyers for those routes. But, to start day one with 80% is significantly higher than we have had in the past. That shows me a couple of things.

Number one, there’s a lot of energy and excitement from the Associates seeing the combined portfolio that we have with the Snyder’s-Lance brand that they are going to be able to build a route around and continue to build equity and have a nice weekly income as well. So, that’s all very positive. The transition, going from a Company route to an IO, while you change the makeup of who is running the route, you change their financials and their operating structure and stuff like that, service continues, selling continues; but, the one advantage is, there is a little bit more of an incentive now that I own the route to grow it than I did before when I was just running it based on commission. So, I think we forecasted based on a lot of history and a lot of experience, the transition interruption, what goes on when we do the transition; and then we are seeing very positive impact from the take rates and then we’re seeing very positive impact from once they are converted we are seeing additional growth in service coming through that.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

And, Akshay, let me just clarify one thing. The other 20% of the routes that have not committed will still be run by employees and they will still be run as they are today. So, those routes don’t come off the street and they’re not run. And that may be the missing link.

Carl Lee - Snyders Lance Inc - President and COO

Yes. That’s why I was explaining, because they will be sold next week or the week after, and over time they will be sold as well.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

But everything will still be run as it is today.

Carl Lee - Snyders Lance Inc - President and COO

Yes.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Akshay Jagdale - KeyBanc Capital Markets - Analyst

And then just the last one on acquisition. You just made a small acquisition, more on the distribution side. But can you talk about what you are interested in? I mean when you could possibly consider a branded food-type of acquisition if that’s where you want to go? And just put this recent one into context in terms of why now?

David Singer - Snyders Lance Inc - President and CEO

The context for why now is that the owner was interested in selling, it fit very well. Part of our plan is to make sure that we have an effective DSD system across our major territories and across the US, so it really fit perfectly. About half of the business was historically ours, and it’s one of the core territories for our Cape Cod business.

As it relates to when we might be looking at other acquisitions, we will continue to opportunistically look at things like this. However, as we are working through the integration, the most important thing is to get that behind us and position ourselves to really be effective. And so at this point we are really going to try hard not to stir the pot between now and when the integration is behind us.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Thank you. I will pass it along.

Operator

Thank you. Mitchell Pinheiro, Janney.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Good morning. So, on the Greer acquisition, I apologize if you have mentioned this, but what’s the revenue size here of Greer?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Yes, it’s about 120 routes, Mitch; and, again, as Dave mentioned, a lot of that revenue is — well, about half of that revenue is from our own products. It is a contract that we had in place prior to the merger, and the distributor that we were using as a Lance stand-alone company. So, this was an opportunity to control that area, and also to add more revenue to the top line.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Do these routes average similar weekly sales rates as your current system?

David Singer - Snyders Lance Inc - President and CEO

Yes, they would have good solid sales per week. However, you can’t just take a number like six or seven or 8000x120 and make an assumption about how much the revenue is. After we consolidate, because in the consolidation process, a large component of this is sales from us to — sales of our brand. So, when we consolidate, we will end up having a reduction in sales very much like the approach of selling our internal routes. So, it’s a complicated implication on our revenue base, it’s not simply just adding it in.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Is this accretive or dilutive neutral to earnings over the next 12 months?

David Singer - Snyders Lance Inc - President and CEO

It would be very modestly accretive. It is not large enough to be significantly accretive. It is profitable, and we expect synergies in the — as we merge in the systems. But, it is only modestly accretive.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

And how does Greer dovetail with Snyder’s routes in that area?

Carl Lee - Snyders Lance Inc - President and COO

This is Carl, Mitch. We operate the Snyder’s and Snyder’s-Lance routes in that area today, which we have a Company IO operation in those same markets, again, which is kind of Boston, the Cape Cod area, Rhode Island, and also parts of New Hampshire. And then the Greer routes are in there as well. So, we have both routes calling on the same customer today and we will be able to combine those, merge those together for higher route averages and even higher levels of store level service.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Okay —

Carl Lee - Snyders Lance Inc - President and COO

So, overall, this is just an important move for us to kind of demonstrate that we see DSD as a real important advantage for us and we are going to continue to invest and grow it as we go forward.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Okay, that’s helpful. As far as your route conversions that are taking place now, have you — what are some of the economics of that? I mean, are all, are they all selling at a similar multiple of weekly sales?

Carl Lee - Snyders Lance Inc - President and COO

There is a range in place for selling the routes, and it varies a little bit by the number of stores per route, the number of miles driven, the weekly route average. There is just a calculation that’s in place given — with the range on what each route will sell for. So, it is based on past experience and market dynamics as well.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

What — can you share with us what that range is?

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

We haven’t at this point, Mitch, for a lot of reasons. I mean, we still have a lot of routes to be sold, so we are not sharing the particulars at this point.

Carl Lee - Snyders Lance Inc - President and COO

But I will say that Rick gave you an estimate of the cash we expect and the route sales are coming in about where we expected.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

So, that was $40 million to $50 million net of tax. Is that the number, Rick?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Yes.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

And is that only for 2011, or is that your total?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

That is the total through the 12 months starting the second quarter — third quarter this year.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

I sort of remember, maybe I calculated this, but I sort of had an $80 million figure in my head. Was that something you had talked about before, or —?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Yes, that would’ve been a pre tax kind of number, Mitch.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Okay. Okay. And then, in terms of pricing, what type of price increase should we be anticipating? How you wait out for the private brand segment?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

In terms of a percentage mix?

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Yes, please. Yes. Thank you.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Carl Lee - Snyders Lance Inc - President and COO

I don’t think we are ready to disclose the percentage increase, but the price increases that we put in place reflect the current commodity costs for Q3 and Q4. So, working our way backwards from our input cost, that’s what drove our price increase that we rolled out at the beginning of Q2.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Okay.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

It’s greater —

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

I’m sorry?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

It’s greater than 5%.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Okay. And then what about pricing plans in the branded segment? Is it going to continue at that same sort of rate that you’ve posted so far in the first half?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

We’ve put a number of pricing actions in place both in Q1 and then also in Q2 for our branded and, based on commodities and where we see them today and what we expect in the back half of the year, we should be good with the price increases that were already in place and we will continue to watch going forward to see if there’s additional adjustments needed.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Okay. Last question. Of the volume growth on the branded side in the quarter, maybe it was about 1.5%, is any of that coming from Snyder revenue on legacy Lance routes, and Lance products on legacy Snyder routes?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Yes, before the integration progress, and we didn’t cover it today, but we have already started distribution of crackers out West, our sandwich crackers out West using the legacy Snyder’s routes out there, and then using the legacy Lance routes in the Southeast focusing primarily on the C-store channel, we have rolled some of the Snyder’s products into those outlets. So that revenue increase does reflect that, albeit relatively small because we just got that started —.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Carl Lee - Snyders Lance Inc - President and COO

That’ll build as the year progresses, but that’s not a big needle mover so far.

Mitchell Pinheiro - Janney Montgomery Scott - Analyst

Okay, thank you very much.

Operator

Thank you. Ann Gurkin, Davenport.

Ann Gurkin - Davenport & Company - Analyst

Good morning. Thank you for taking my questions.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Hi Ann.

Ann Gurkin - Davenport & Company - Analyst

I wanted to start with Greer again. Are there opportunities — can you talk on the opportunities to cross sell products across the Greer system?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Well, the Greer system, as we spoke, does already carry the Lance items. The sandwich crackers, the Cape Cod, et cetera. And then the Snyder’s, the routes in the same area are carrying primarily the Snyder’s branded products. Both carry some partners brands, but we will combine those routes over time to get down to the point of fewer stores per route, and just more efficient routes. So, the combination will lead to better service and better selling time at store level. But then we currently have our full range of products and distribution in that market, just on 2 different route systems, leading it to one.

Ann Gurkin - Davenport & Company - Analyst

Okay, great. And then, can you comment at all on what you expect for commodity cost in ‘12?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Can you help us on that?

David Singer - Snyders Lance Inc - President and CEO

Yes, exactly. We would’ve hoped that we would see some significant reductions from what we thought was a peak going into June. We started to see some softness, and then it has rebounded and now it seems to be a little softer again. Our expectations are that, on average, costs for our commodities in 2012 won’t be materially better than they are in 2011. We would love to see

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

that, but our internal expectations are that we are going to actually be looking at paying more next year on average than this year, and particularly in some categories, like sugar. So, we are not really excited about the prospects for a big reduction in cost.

Ann Gurkin - Davenport & Company - Analyst

Okay. And with that outlook, then, what is the likelihood you need to raise prices again in the second half as you go into ‘12?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

We have been playing that out daily, so we have an action plan that will probably begin to be phased in at the beginning of Q1 based on what we are currently seeing on commodities, and then we’re locking that down based on kind of our 2012 forecast. But, to Dave’s point, we are expecting overall higher commodities next year and then we are planning our pricing actions accordingly.

David Singer - Snyders Lance Inc - President and CEO

But we have taken price throughout this year to kind of catch up with where commodities are; so as we work our way into the first quarter, we will see a significant increase over the prior first quarter, but pricing which had been in place as of the middle of August – I mean the middle of the third quarter — will be sufficient to offset that, unless it goes up further, with the exception of things like sugar and some commodities that have gone up.

Ann Gurkin - Davenport & Company - Analyst

Okay, great. And finally, if you can update me on innovation? I’m seeing some new products. How should we think about that pace of innovation over the next 12 months?

Carl Lee - Snyders Lance Inc - President and COO

First of all, as I mentioned earlier, we have combined our innovation and new product initiatives; and so far we are seeing some very good promise there. We’ve had a number of new items across all of our core items and we consider Cape Cod, our Lance sandwich crackers, and our Snyder’s brands as really key core items that need to be driven not only by advertising and marketing, but they are very importantly going to be driven by our new product initiatives as well. So, we have a number of new items ready for 2012 and beyond.

Ann Gurkin - Davenport & Company - Analyst

Great, thank you very much.

Carl Lee - Snyders Lance Inc - President and COO

The innovation pipeline is strong.

Ann Gurkin - Davenport & Company - Analyst

Good. Good. Thanks.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Operator

Thank you. Joseph Gabelli, Gabelli and Company.

Joseph Gabelli - Gabelli & Co. - Analyst

Hi, guys, thanks for taking the question. I was just wondering if you could give a little more color on the strategic rationale behind the purchase of Greer? What is their exact business model? Do they own the routes, or are they making a margin on the products?

And then, along those of lines, the charge in the cash flow statement for the acquisition of [Maleci] Snacks, is that wholly owned now by you guys? And if it’s similar to Greer, what is the relative size?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

I will take Maleci first. We did in fact buy another 10%. It was 80% owned by us coming into the second quarter. We own now 10% as of the end of the second quarter, and then we actually finalize the additional 10% during the third quarter. So we now own 100% of the Maleci, and therefore that is the charge on the cash flow statement for that. Essentially, from a size perspective, I’ll let you guys —.

David Singer - Snyders Lance Inc - President and CEO

Yes. As it relates really to the strategic rationale for Greer, we are very interested in developing a DSD system that covers the footprint in our — across the US. It is an important component of what we are trying to do to build this Company. That was an area where, although previously we had a route system, we couldn’t combine that route system that carried Snyder’s products and partner brands with Cape Cod and the Lance brands because of the Greer — the fact that Greer had those brands and we have a longer-term contract with Greer. When they decided that they were interested in selling, it gave us the opportunity to improve our service by combining those routes. That allows us to have control over the geography, that’s in a critical geography to Cape Cod, but also allows us to provide much better service, having 1 person providing the service of all of our brands in the stores. So, the strategic rationale really relates to controlling and being able to integrate our distribution across the US.

Joseph Gabelli - Gabelli & Co. - Analyst

Great. And then, could you just give us any update at all in on pace and magnitude of revenue synergies? Is that something that we should expect to see at the same time as the conversion or more after the conversion is complete?

Carl Lee - Snyders Lance Inc - President and COO

Could you repeat the question?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Pace of the revenue synergies, should we see it now or later?

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Carl Lee - Snyders Lance Inc - President and COO

The pace of the revenue synergies will continue to come in. As we talked about earlier, selling crackers out West and Snyder’s brands down in the Southeast on the C-store routes, that’s gradually building and momentum continues to develop behind that. So, we will see those revenue synergies come in over time and then we will see them continue to build.

Joseph Gabelli - Gabelli & Co. - Analyst

Okay, thank you very much.

Operator

Thank you. Ed Aaron, RBC Capital Markets.

Ed Aaron - RBC Capital Markets - Analyst

Great. Thanks. The private label issue which you faced in the second quarter was pretty consistent with what other private label companies saw out there. But it seems like the promotional pressure that you faced from your branded competitors is maybe more significant than what some of your private label peers might be facing. I’m just wondering if that might have prevented you at all from getting any of the pricing through that you felt that you needed to take?

David Singer - Snyders Lance Inc - President and CEO

Are you talking about the pressure that we felt in the categories where we have private brands?

Ed Aaron - RBC Capital Markets - Analyst

Yes, yes. Cookies, for example, the price gaps have been very thin in certain retailers, and I’m wondering if that has made it more challenging for you than compared to other private label companies, getting the price through that you ultimately needed to take?

David Singer - Snyders Lance Inc - President and CEO

Yes, definitely. That was definitely one of the core issues that we had.

Ed Aaron - RBC Capital Markets - Analyst

But, in those specific cases, have you gotten all of the pricing through?

David Singer - Snyders Lance Inc - President and CEO

Another way to characterize the answer is it that it varied account by account. In some accounts we did see more aggressive national brand events putting more pressure on the pricing than our retailers were able to take on their own brand. So, that was part of the issue with a delay in the pricing. But, as we said earlier, during Q3, we’ve been able to lock in all the pricing that we need going forward. And so we’re feeling that we’re going to continue to see some improvements in margins as we go on. We are not seeing quite as much today, pressure on the national brands — or pressure from the national brands that we were

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

seeing primarily, say, in May and June. I don’t know if that will continue or not, but we are seeing just a little bit of adjustments there by the branded competitors.

Ed Aaron - RBC Capital Markets - Analyst

That’s helpful, thanks. And then, Carl, I just want to follow up on your — that 80% number that you threw out there on the route sales. What would you have expected by now, based on your past experience?

Carl Lee - Snyders Lance Inc - President and COO

I was expecting something far less than 80% based on prior experience, and this is many years of conversions whether it’s a big market like Chicago, or Texas as someone else mentioned in other markets. Typically, we would see south of 80%, in the high 60%s, maybe low 70% range as far as that very initial letter of intent. It would gradually build above that number over time, but we’re starting at a much higher level, which again I just think shows the energy and excitement by the associates who are willing to buy the routes.

We are really building a very powerful combination, when you think that you’ve got the leading sandwich cracker and cookie cracker all over there with Lance, you’ve got the leading pretzel over in salty snack aisle, you’ve got a brand that’s performing incredibly well in Cape Cod, and you’ve got very exciting brands for people to buy into. And then, based on our weekly store averages, you’ve got smaller routes which are more efficient to run. So 80% is a very good starting point and that will continue to build. As we mentioned earlier, even if it’s only 80%, we are still running 100% of our routes and we will sell the balance of the routes over time.

Ed Aaron - RBC Capital Markets - Analyst

Okay. And then just one last follow-up. It sounds like you’re pretty pleased with how the transition is going so far as you convert to the IO structure. When you look at it, and I know you’re still part of your early stages, but when you look at it market-by-market, how consistent is it? In other words, are there some markets where it’s going great and some markets where it’s going maybe not so well and it just blends out into something that’s pretty good? Or is it very consistent market-by-market?

Carl Lee - Snyders Lance Inc - President and COO

I think, overall, it is very consistent market-by-market. I think when you get to some of our more core markets, like the East Coast it’s going even better than maybe it did out West, but overall it’s going well in all the markets. So I think that we were — it started out West and we’ve worked our way East and it continues to improve as we roll into new markets so we are very pleased overall market-by-market and then as what we’re seeing as we go forward.

Ed Aaron - RBC Capital Markets - Analyst

Thanks for the color.

Carl Lee - Snyders Lance Inc - President and COO

Thank you

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Operator

Thank you.

(Operator Instructions)

Michael Gallo, C.L. King.

Michael Gallo - C.L. King & Associates, Inc. - Analyst

Hello, good morning. Question I have just on the pricing, way of clarification. The pricing that you have to date now in third quarter that you’ve put through, is that sufficient to offset most of the margin pressure that you saw in private label? Or is it only going to offset part of it? Or, just help — help, clarification on that. Thank you.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Yes, we believe, Michael, that it is sufficient to offset the current commodity exposure that we have. But as we said, going into 2012, we have additional commodity exposure in sugar and some other things. So, it is not to say that it will be the last price increase that we’ll need to take.

Michael Gallo - C.L. King & Associates, Inc. - Analyst

But, at least you are catching up. Assuming that we saw a stabilization in the commodity environment, you should start to see it catch up. Is that a fair characterization?

Carl Lee - Snyders Lance Inc - President and COO

That is fair.

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

We believe that to be true, yes.

Michael Gallo - C.L. King & Associates, Inc. - Analyst

Okay. And then just a housekeeping question. Can you break down what the historical Lance brands revenues were in the second quarter versus the Snyder’s brand revenue?

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

At this point it is a merged Company and we really don’t share that level of information, Michael.

Michael Gallo - C.L. King & Associates, Inc. - Analyst

Okay, thank you.

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Thank you.

Operator

Thank you. Scott Mushkin, Jefferies & Co.

Scott Mushkin - Jefferies & Company - Analyst

Hello, guys, thanks for taking a follow-up question from me. So, I just wanted to get back to a couple of your thoughts and understand kind of the timing. If there were going to be a volume hit, or a sales hit, a top-line hit as you go through the IO process, would you guys expect it to be before you sold the routes? In other words, if people get a little bit nervous, they’re not sure or maybe they’re going off to get a job, and then as they convert you actually expect revenues to actually accelerate. Is there kind of, they’re driving their own businesses now? I guess I’m just trying to understand, is the — are we almost through the time when you think that revenues could be under pressure? Or is that to come during the height of the IO conversion? Hopefully that makes sense, what I just asked.

Carl Lee - Snyders Lance Inc - President and COO

Scott, thanks for your question. This is Carl. I think the one thing to keep in mind is this is a very systematic rollout. So, we kind of started west and rolled our way east, so we have various markets at different cycles in that overall 3-month conversion. So, it is not like we are rolling all the routes over at once. We are gradually rolling them over. So, that’s one thing to keep in mind.

I think, to your point, if you’re going to see a little bit of nervousness, it’s right as you begin to make the decision about buying the route, but then you obviously begin to see a pick up once you make the actual conversion and there’s a new owner of the route. But we are not seeing anything that we are concerned about right now as far as a volume before or volume after the actual conversion over to IO. So it’s pretty much in line with what we have seen in the past. We are comfortable with what we are seeing.

Scott Mushkin - Jefferies & Company - Analyst

So, Carl, maybe this is a better way. What is the maximum risk to volume? When — you’ve done it a zillion times, right? Like when is the flash point where you’re like, oh, this is where we could have a problem given my experience? From a timing perspective?

Carl Lee - Snyders Lance Inc - President and COO

I think I tried to answer it now, and I’ll try it again. I think that, to your point, as you are leading up to that actual cut over from an employee route over to an IO, there may be some nervousness in that early stage. Okay? But it’s not any more or any less than what we have seen in the past, and then you obviously pick up as soon as you make the conversion, a little bit higher commitment level. A new owner of the route tends to drive the revenue a little bit quicker.

So, Scott, does that answer your question, Scott?

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FINAL TRANSCRIPT

Aug. 09. 2011 / 1:00PM, LNCE - Q2 2011 Snyders Lance Inc Earnings Conference Call

Rick Puckett - Snyders Lance Inc - EVP, CFO, Treasurer and Secretary

Kind of paraphrasing a little bit, if I might; it sounds like the maximum risk might be the period that we are entering right now, but the mitigation to that is the fact that we have a commitment that is well above what we would’ve expected. So, I believe that we have consciously considered that as we put the guidance out there for the last half of the year.

David Singer - Snyders Lance Inc - President and CEO

Yes, the big risk would’ve been if we were not getting the normal take rates, which we’re well above that. If we were getting in the 40%s as opposed to the 80%s, and then we would have to figure out how to deal with that type of an issue — but, frankly, we are through some of the markets that we thought we were going to have our hardest time with, we’re getting into the markets we’re more comfortable with and the take rates have been very, very good. So, it’s not that there is no risk here, but the biggest risks are being mitigated by those types of things.

Scott Mushkin - Jefferies & Company - Analyst

So, that is actually really clear. That’s exactly what I was looking for. I appreciate the color a ton. Thanks, guys.

Operator

Thank you. There are no further questions. I will now turn the call over to Dave Singer for any closing remarks.

David Singer - Snyders Lance Inc - President and CEO

Thanks. We really appreciate you joining the call and we look forward to talking to you after our third quarter. Thank you very much.

Operator

Ladies and gentlemen, thank you for joining today’s second-quarter 2011 earnings call. Thank you for your participation today. You may now disconnect.

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